EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hooper Holmes, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-57769) on Form S-3 and (Nos. 333-72422, 333-57771, 333-04785 and 33-53086) on Form S-8 of Hooper Holmes, Inc. of our report dated May 1, 2006, with respect to the consolidated balance sheets of Hooper Holmes, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the related consolidated financial statement schedule, and our report dated May 1, 2006, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Hooper Holmes, Inc.

Our report refers to the restatement of Hooper Holmes, Inc.’s consolidated financial statements as of and for the year ended December 31, 2004.

Our report dated May 1, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Hooper Holmes, Inc. did not maintain effective internal control over financial reporting as of December 31, 2005, because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses were identified in the following areas: inadequate financial statement preparation and review procedures; ineffective controls over the application of unapplied cash receipts; inadequate management oversight of subsidiaries’ financial information; inadequate review of customer contracts; and inadequate expertise in U.S. generally accepted accounting principles.

/s/ KPMG LLP

Short Hills, New Jersey

May 1, 2006